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                                                                    EXHIBIT 10.2


         Effective August 2, 2000, the Registrant entered into a Consulting Agreement substantially in the form attached hereto with each of Harold M. Messmer, Jr., M. Keith Waddell, Paul F. Gentzkow, Robert W. Glass, Steven Karel and Barbara J. Forsberg. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the individual agreements are not being filed.

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                    AMENDED AND RESTATED CONSULTING AGREEMENT

         The Consulting Agreement made as of January 1, 1999, by and between Robert Half International Inc. ("Company") and _________________ ("Consultant"), is hereby amended and restated to read in its entirety as follows, effective August 2, 2000.

         Whereas, Consultant currently serves as an Executive Officer of Company.

         Whereas, Company wishes to make arrangements now to insure the availability of the advice, counsel and experience of Consultant after Consultant retires and Company considers such services to be very important in view of the personal service nature of Company's business and Consultant's vital role in helping to build such business.

         NOW, THEREFORE, Company and Consultant agree as follows:

         1. ENGAGEMENT. Commencing on the date of Consultant's Retirement, Company engages Consultant and Consultant accepts such engagement during the Consulting Period upon the terms and conditions hereinafter set forth. Nothing herein shall in any way modify, affect or govern the terms and conditions of Consultant's employment by Company prior to the Consulting Commencement Date. If Consultant's full-time employment with Company shall terminate prior to the Consulting Commencement Date under any circumstances other than Consultant's Retirement, this Agreement shall immediately terminate and be of no further force or effect.

         2. SERVICES. During the Consulting Period, Consultant shall provide advice and counsel to Company as reasonably requested from time to time. Subject to the reasonable requirements of the engagement, Consultant may select the time and place at which Consultant performs such services. Company agrees that Consultant shall not be required to render more than 40 hours of services during any calendar quarter during the Consulting Period, nor shall Consultant be required to (a) travel outside the United States, (b) travel more than 100 miles from Consultant's home (other than to appear at Company's headquarters) more than once in any year, or (c) render services during other than ordinary business hours. Consultant agrees, if requested by Company, to be a nominee for and, if elected, serve as a Director of Company. The terms of Consultant's engagement are determined hereunder and no employee manual, policy statement or similar item issued from time to time by Company to its employees shall constitute part of this Agreement or modify, affect or govern the terms of the engagement of Consultant during the Consulting Period.

         3.  COMPENSATION.

         (a) During the Consulting Period, Consultant shall be paid a monthly fee equal to 1/12 of the product of (i) 8% and (ii) Consultant's total base salary and cash bonus with respect to the last complete calendar year prior to the Consulting Commencement Date.
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         (b) Consultant shall be reimbursed, upon presentation of proper receipts, for Consultant's reasonable business expenses related to travel requested by Company.

         (c) During the Consulting Period, any options or shares of restricted stock granted under the 1993 Incentive Plan after December 1, 1997, and held by Consultant on the Consulting Commencement Date shall remain outstanding and shall continue to vest in accordance with their existing terms, notwithstanding the termination of Consultant's full-time employment by Company that shall have occurred on the Consulting Commencement Date.

         (d) Consultant understands that, because Consultant is an independent contractor during the Consulting Period, Company will not be withholding taxes from payments due Consultant. Consultant agrees to pay all required taxes, including income taxes, resulting from the engagement hereunder.

         4. OWNERSHIP OF RESULTS. Any ideas, concepts, documents, written materials or other creation of any type developed by Consultant during the Consulting Period ("Creations"), whether or not incorporating confidential or proprietary information or trade secrets of Company, shall be the sole and exclusive property of Company and Consultant hereby irrevocably assigns any and all rights thereto to Company, including, but not limited to, any copyright interest. All Creations constitute "work for hire" within the meaning of the U.S. copyright laws. Consultant shall, without further compensation, execute any and all instruments and take whatever action may be deemed necessary by Company to fully vest all rights in any Creations in Company, including, but not limited to, cooperating with Company in the registration of the copyright of the Creations. Consultant shall not, before or after completion of the engagement, use any Creations for any purpose other than the engagement. The provisions of this Section, however, shall not apply to any Creation with respect to which applicable statute prohibits assignment of rights by Consultant to Company.

         5. USE OF NAME. Consultant hereby consents to the use and publication, without further consideration, of his name, picture and image in training materials and other materials relating to the business of any of the RHI Companies, regardless of whether such use or publication is in the form of printed matter, photographs, audio tape, video tape, computer disk, electronic transmission, or otherwise. Such consent applies to both the use and publication of such items during Consultant's engagement.

         6. DISCLOSURE OR MISUSE OF CONFIDENTIAL INFORMATION. Consultant shall not, at any time during the Consulting Period or thereafter, directly or indirectly, disclose, furnish or make accessible to any person, firm, corporation, or other entity, or make use of, any confidential information obtained at any time from any of the RHI Companies (whether prior or subsequent to the Consulting Commencement Date), including, without limitation, information with respect to the name, address, contact persons or requirements of any customer, client, applicant or employee of any of the RHI Companies (whether having to do with temporary or permanent employment) and information with respect to
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the procedures, advertising, finances, organization, personnel, plans, objectives or strategies of the RHI Companies). Consultant acknowledges that such information is safeguarded by the RHI Companies as trade secrets. Upon termination of Consultant's engagement, Consultant shall deliver to the RHI Companies all copies of all records, manuals, training kits, and other property belonging to the RHI Companies or used in connection with their business which may be in Consultant's possession. The provisions of this Section shall survive termination of either Consultant's engagement or this Agreement for any reason.

         7. RESTRICTIVE COVENANT. In consideration and view of (i) the valuable consideration furnished to Consultant by Company engaging Consultant and entering into this Agreement, (ii) Consultant's access to confidential information and trade secrets of the RHI Companies and (iii) the value of such confidential information and trade secrets to the RHI Companies, during the period commencing on the Consulting Commencement Date and ending on the fourth anniversary thereof, Consultant shall not render services to any other firm, person, corporation, partnership or other entity or individual engaged in the business of temporary, contract or permanent placement of individuals or in the staffing services business (including, but not limited to, any executive recruiting firm, employment agency or temporary personnel service). The covenants of Consultant contained in this section are in addition to, and not in amendment, modification or replacement of, any obligations of Consultant contained in any other agreement between Consultant and Company.

         8. NON-SOLICITATION OF OTHER EMPLOYEES. In consideration and view of
(i) the valuable consideration furnished to Consultant by Company engaging Consultant and entering into this Agreement, (ii) Consultant's access to confidential information and trade secrets of the RHI Companies, and (iii) the value of such confidential information and trade secrets to the RHI Companies, during the period commencing on the Consulting Commencement Date and ending on the fourth anniversary thereof, Consultant shall not, directly or indirectly, solicit, induce, encourage (or assist any other person, firm, entity, business or organization in soliciting, inducing or encouraging) any employee of any of the RHI Companies to leave the employ of the RHI Companies. The covenants of Consultant contained in this section are in addition to, and not in amendment, modification or replacement of, any obligations of Consultant contained in any other agreement between Consultant and Company.

         9. INJUNCTION. In view of Consultant's access to confidential information and trade secrets and in consideration of the value of such property to the RHI Companies, Consultant expressly acknowledges that the covenants set forth herein are reasonable and necessary in order to protect and maintain the proprietary and other legitimate business interests of the RHI Companies, and that the enforcement thereof would not prevent Consultant from earning a livelihood. Consultant further agrees that in the event of an actual or threatened breach by Consultant of such covenants, the RHI Companies would be irreparably harmed and the full extent of injury resulting therefrom would be impossible to calculate and the RHI Companies therefore will not have an adequate remedy at law. Accordingly, Consultant agrees that temporary and permanent injunctive
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relief would be appropriate remedies against such breach, without bond or security; provided, that nothing herein shall be construed as limiting any other legal or equitable remedies the RHI Companies might have.

         10. TERMINATION.

         (a) Consultant may terminate Consultant's engagement hereunder at any time on written notice to Company.

         (b) Company may terminate Consultant's engagement hereunder, at any time on written notice to Consultant.

         (c) If Consultant's engagement hereunder is terminated on or after the Consulting Commencement Date and prior to the fourth anniversary of the Consulting Commencement Date (1) by Consultant as a result of a willful and material breach of this agreement by Company or (2) by Company other than a Termination for Cause or Termination for Nonperformance, Company shall continue to pay Consultant the consulting fees specified herein until the earlier of (i) the fourth anniversary of the Consulting Commencement Date, or (ii) any breach by Consultant of the provisions of Sections 6, 7, or 8, hereof.

         (d) If Consultant's engagement hereunder is terminated on or after the Consulting Commencement Date and prior to the fourth anniversary of the Consulting Commencement Date (1) by Consultant as a result of a willful and material breach of this agreement by Company or (2) by Company other than a Termination for Cause, effective upon the date of such termination, (i) any unvested options granted under the 1993 Incentive Plan subsequent to the date hereof and then held by Consultant shall vest and shall not be subject to forfeiture, (ii) any outstanding options granted under the 1993 Incentive Plan subsequent to the date hereof and then held by Consultant shall remain outstanding for the full length of their original term, and (iii) any unvested shares of restricted stock granted under the 1993 Incentive Plan subsequent to the date hereof and then held by Consultant shall vest and shall not be forfeited.

         (e) If the Consulting Period ends on the fourth anniversary of the Consulting Commencement Date, then any outstanding options granted under the 1993 Incentive Plan subsequent to the date hereof and then held by Consultant shall remain outstanding for the full length of their original term.

         11. WAIVER. Failure of any party to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of the right to subsequently insist upon strict compliance with such term, covenant or condition or a waiver or relinquishment of any similar right or power hereunder at any subsequent time.
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         12. AMENDMENT. No provision of this Agreement may be changed or waived except by an agreement in writing signed by the party against whom enforcement of any such waiver or change is sought.

         13. SEVERABILITY. The provisions of this Agreement are severable. If any provision is found by any court of competent jurisdiction to be unreasonable and invalid, that determination shall not affect the enforceability of the other provisions. Furthermore, if any of the restrictions against various activities is found to be unreasonable and invalid, the court before which the matter is pending shall enforce the restriction to the maximum extent it deems to be valid. Such restrictions shall be considered divisible both as to time and as to geographical area, with each month being deemed a separate period of time and each one mile radius from any office being deemed a separate geographical area. The restriction shall remain effective so long as the same is not unreasonable, arbitrary or against public policy.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California, except with respect to Sections 6, 7, 8 and 9, which shall be governed by and construed in accordance with the law of the jurisdiction in which an activity in violation thereof occurred or threatens to occur and with respect to which legal and equitable relief is sought. In no event shall the choice of law be predicated upon the fact that Company is incorporated or has its corporate headquarters in a certain state.

         15. ENTIRE AGREEMENT. This Agreement contains all of the agreements, conditions, promises and covenants between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations, arrangements or understandings, whether written or oral, with respect to the subject matter hereof.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall constitute one agreement.

         17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Company (including its direct and indirect subsidiaries) and its successors and assigns. This Agreement may not be assigned by Consultant.

         18. THIRD PARTY BENEFICIARY. Each of the RHI Companies is a third party beneficiary of this Agreement and each of them has the full right and power to enforce rights, interests and obligations under this Agreement without limitation or other restriction.

         19. DEFINITIONS.

         "Termination for Cause" shall mean termination by Company of Consultant's engagement by Company by reason of (a) Consultant's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to Company which has resulted in material

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injury to Company, or (b) violation by Consultant of the provisions of Section
6, 7, or 8 hereof which has resulted in material injury to Company; provided, however, that Consultant's engagement shall not be deemed to have been a "Termination for Cause" if such termination took place as a result of any act or omission believed by Consultant in good faith to have been in the interest of Company.

         "Termination for Nonperformance" shall mean termination by Company of Consultant's engagement by Company by reason of repeated failure by Consultant, following written notice, to materially perform the service obligations contained in Section 2 hereof.

         "Consulting Commencement Date" shall be the date of Consultant's Retirement.

         "Consulting Period" means the period of time commencing on the Consulting Commencement Date and ending on the earlier to occur of (a) the fourth anniversary of the Consulting Commencement Date or (b) the date on which this agreement is terminated in accordance with the terms hereof.

         "Retirement" means any termination by Consultant of Consultant's full-time employment with Company on or after the later to occur of (a) Consultant's 55th birthday, or (b) the 20th anniversary of Consultant's first day of service with Company as a director or full-time employee.

         "RHI Companies" means Company and its subsidiaries and affiliates.

         20. INDEMNIFICATION. The Company shall indemnify Consultant for all actions taken while performing services hereunder to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and Consultant, which indemnification agreement shall remain in full force and effect during the Consulting Period and shall cover the actions of Consultant during the Consulting Period as if he were a director or an officer during the Consulting Period.

         21. ATTORNEYS' FEES. In the event of any litigation pertaining to this agreement, the prevailing party shall be reimbursed by the non-prevailing party for the prevailing party's reasonable attorney's fees and expenses incurred in such litigation.


         IN WITNESS WHEREOF, the parties have set their hands hereto as of the date first above written.



                                           ROBERT HALF INTERNATIONAL INC.


                                           By __________________________


                                           _____________________________
                                                    Consultant